Exhibit 5.1

May 26, 2026

DHI Group, Inc.

6465 South Greenwood Plaza, Suite 400

Centennial, Colorado 80111

Re:	DHI Group, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to DHI Group, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 3,300,000 shares (the “Shares”) of the Company’s Common Stock, par value $0.01 per share, consisting of (i) 2,800,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2022 Omnibus Equity Award Plan, as amended and restated, as amended by the Second Amendment thereto (as amended, the “2022 Plan”) and (ii) 500,000 shares of Common Stock reserved for issuance pursuant to the Company’s 2020 Employee Stock Purchase Plan, as amended by the First Amendment thereto (as amended, the “ESPP” and, together with the 2022 Plan, the “Plans”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In rendering the opinions set forth below, we have examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinions. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that all parties to such documents (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder, that all such documents have been duly authorized by all requisite action, corporate or other, and duly executed and delivered by all parties thereto (other than the Company) and that all such documents constitute the valid and binding obligation of each party thereto (other than the Company) enforceable against each such party in accordance with their terms. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized, and when issued and delivered by the Company in connection with awards granted or purchases made under the applicable Plan in accordance with the terms and conditions set forth in such Plan, subject to the full payment of the consideration therefor (including the exercise or purchase price), if any, in accordance with the terms of the applicable Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinions expressed herein are based solely upon the General Corporation Law of the State of Delaware (including the statutory provisions contained therein, the applicable rules and regulations underlying these provisions and reported judicial decisions interpreting the foregoing). We express no opinion herein as to any other laws, statutes, rules, regulations or ordinances.

The opinions set forth above are limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated. The foregoing opinions are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any acts, events, facts or circumstances occurring after the date hereof or which may hereafter come to our attention, or any change in the law which may hereafter occur.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/Arnold & Porter Kaye Scholer LLP